Exhibit 99.4

Trammell Crow Company

Summarized Operating Data by Segment

(in thousands)

(UNAUDITED)

	For the Nine Months Ended September 30,		For the Three Months Ended September 30,
	2005	2004	2005	2004
	(A)	(A)		(A)
Global Services:
Total revenues	$582,592	$493,062	$210,803	$173,403
Operating costs and expenses	555,576	481,487	200,587	167,803
Operating income	27,016	11,575	10,216	5,600
Interest and other income	1,590	1,104	440	415
Income from continuing operations before income taxes, minority interest and income from investments in unconsolidated subsidiaries	28,606	12,679	10,656	6,015

Minority interest, before income taxes	282	503	(260)	520
Income from investments in unconsolidated subsidiaries, before income taxes	5,755	4,812	1,856	2,254
Income from continuing operations, before income taxes	34,643	17,994	12,252	8,789
Income from discontinued operations, before income taxes	915	39	915	26
Income before income taxes	35,558	18,033	13,167	8,815
Depreciation and amortization	5,856	7,212	1,953	2,090
Interest	940	391	344	105
EBITDA (B)	$42,354	$25,636	$15,464	$11,010

Development and Investment:
Total revenues	$35,048	$35,622	$16,026	$15,172
Operating costs and expenses	56,498	45,374	22,550	15,666
Operating loss	(21,450)	(9,752)	(6,524)	(494)
Interest and other income	484	1,020	232	348
Loss from continuing operations before income taxes, minority interest and income from investments in unconsolidated subsidiaries	(20,966)	(8,732)	(6,292)	(146)

Minority interest, before income taxes	1,795	(138)	(2,748)	940
Income from investments in unconsolidated subsidiaries, before income taxes	3,781	9,203	537	43
Income (loss) from continuing operations, before income taxes	(15,390)	333	(8,503)	837
Income (loss) from discontinued operations, before income taxes	18,884	376	18,250	(225)
Income before income taxes	3,494	709	9,747	612
Depreciation and amortization (C)	2,119	1,685	656	681
Interest (D)	4,732	3,014	1,648	1,172
EBITDA (B)	$10,345	$5,408	$12,051	$2,465

Total:
Total revenues	$617,640	$528,684	$226,829	$188,575
Operating costs and expenses	612,074	526,861	223,137	183,469
Operating income	5,566	1,823	3,692	5,106
Interest and other income	2,074	2,124	672	763
Income from continuing operations before income taxes, minority interest
and income from investments in unconsolidated subsidiaries	7,640	3,947	4,364	5,869

Minority interest, before income taxes	2,077	365	(3,008)	1,460
Income from investments in unconsolidated subsidiaries, before income taxes	9,536	14,015	2,393	2,297
Income from continuing operations, before income taxes	19,253	18,327	3,749	9,626
Income (loss) from discontinued operations, before income taxes	19,799	415	19,165	(199)
Income before income taxes	39,052	18,742	22,914	9,427
Depreciation and amortization (C)	7,975	8,897	2,609	2,771
Interest (D)	5,672	3,405	1,992	1,277
EBITDA (B)	$52,699	$31,044	$27,515	$13,475

(A) In accordance with the discontinued operations provisions of FAS 144, certain revenues and expenses for the six months ended June 30, 2005, and for the three and nine months ended September 30, 2004, have been reclassified to conform to the presentation for the three months ended September 30, 2005. These reclassifications did not have any impact on net income or EBITDA.

(B) EBITDA represents earnings before interest, income taxes and depreciation and amortization. The Company believes that EBITDA is a meaningful measure of the Company’s operating performance, cash generation and ability to service debt. However, EBITDA should not be considered as an alternative to: (1) net earnings (determined in accordance with United States generally accepted accounting principles (“GAAP”)); (2) operating cash flow (determined in accordance with GAAP); or (3) liquidity. The Company also believes that EBITDA is sometimes useful to compare the operating results of companies within an industry due to the fact that it eliminates the effects of certain financing and accounting decisions. The Company’s calculation of EBITDA may, however, differ from similarly titled items reported by other companies.

(C)  Includes depreciation and amortization related to discontinued operations of $58 and $462 for the three and nine months ended September 30, 2005, respectively, and $53 and $214 for the three and nine months ended September 30, 2004, respectively.

(D)  Includes interest related to discontinued operations of $413 and $1,657 for the three and nine months ended September 30, 2005, respectively, and $121 and $400 for the three and nine months ended September 30, 2004, respectively.